                                                                   EXHIBIT 10.20

Michael Moisan
Vice President of Operations


                     EMPLOYEE INCENTIVE COMPENSATION PLAN
                    --------------------------------------

This Employee Incentive Compensation Plan ("Plan") of Details, Inc., a California Corporation ("Details"), shall provide for the payment of bonus incentive compensation to the Details employee Participant named below, when approved by the CEO.

Purpose: The purpose of this Plan is to reward productivity with incentive
-------
bonus additional compensation according to its terms, based on participant's performance of services.

Participant: Participant shall be Michael Moisan while employed by Details and
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performing services on a full-time basis, during the term as its Vice President of Operations, provided, however, that to be eligible to participate and accrue additional compensation under the Plan during or for any month, participant shall be so employed on the last day of the quarter, within which occurs such month.

Effective Date and Term: This Plan is effective as of January 1, 1997,
-----------------------
"effective date", and shall cover the period through and including, December 31, 1997 "term".

Definitions:
-----------

"Year" means the calendar year which begins January 1, and ends, December 31, during the term.

"Base Salary" means the annual salary amount periodically paid or payable weekly to Participant, during the year, for services as an employee Details in the amount of $140,000, and does not include any amounts paid, payable, set aside or otherwise credited under this Plan or any other employee benefit plan of Details, including any retirement, vacation, medical, health or insurance plan.

"Quarter" means any of the three (3) month calendar quarters during the year, ending on March 31, June 30, September 30, and December 31.

"1997 Sales Forecast" means Net Sales of Details, for the year, of $77,600,000 which shall be divided by twelve (12), i.e., $6,467,000 for each month during the term, for purposes of computing additional compensation under the Plan.


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"Additional Compensation" means a percentage (%) of base salary (reduced by any applicable "Penalty") for any month as bonus incentive compensation, paid or payable in addition to base salary for the month to participant upon attainment of certain percentage (%) of the 1997 sales forecast, in accordance with additional compensation schedule to a maximum of $40,000 in 1997.

"Additional Compensation Schedule" means the following percentages of base salary paid or payable as additional compensation upon attainment of the following percentages of the 1997 sales forecast for any month during the term:

1997 Sales Forecast                            Additional Compensation
-------------------                            -----------------------
Ninety percent (90%) of forecast               Thirty percent (30%) of base salary
One Hundred percent (100%) of forecast         Thirty-five percent (35%) of base salary
One Hundred Ten percent (110%) of forecast     Forty percent (40%) of base salary

"Penalty" means the reduction of additional compensation computed as follows:

1.  QUALITY, our 1997 "Overall Yield" goals are set forth in the following
    -------
    schedule, these goals will be measured on a monthly basis, if we achieve or exceed the monthly goal for a respective quarter there will be no penalty, to the extent that our "Overall Yield" in any given month is less than the quarterly goal a penalty will be incurred as follows. For each 1% or fraction thereof that the "Overall Yield" in any month is below the quarterly goal there will be a penalty of 5%.

           1st Quarter       93.00%
           2nd Quarter       93.75%
           3rd Quarter       94.50%
           4th Quarter       95.00%

2.  DELIVERY, our 1997 goal for "On-Time Delivery" of Prototype and Premium
    --------
    boards is a combined 97%; this goal will be measured on a monthly basis, if we achieve or exceed this goal there will be no penalty, to the extent that "On-Time Delivery" is less than 97%, a penalty will be incurred as follows. For each 1% or fraction thereof that our "On-Time Delivery" is below 97% there will be a penalty of 1%.


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"Net Sales" shall mean an amount equal to gross sales of product produced, shipped and invoiced out of Details Anaheim facilities during each month, reduced by product returns and allowances, each as determined by the Vice President of Finance.

"Overall Yield" shall mean the ratio of the number of boards shipped to the number of boards needed to be built to fill the order as determined by the Director of Quality and approved by the President.

"On-Time Delivery" shall mean the complete fulfillment of a customer order in accordance within the agreed upon timetable.

"Month" shall mean each calendar month during the year.

Incentive Compensation
----------------------

(a) Participant shall be paid additional compensation based upon Details' Net Sales in each month, during each quarter in which participant is eligible to participate in the Plan, and additional compensation attributable to each month, during any quarter shall be earned by participant, as of the last day of such quarter. Additional compensation shall be in addition to participant's base salary, and shall be paid to participant within thirty (30) days following the determination of Net Sales for each month at the close of each quarter. Additional compensation shall not accrue or be paid for any fractional part of any quarter.

(b) Details shall deduct from all additional compensation due to participant hereunder and all sums required for social security and withholding taxes and for any other federal, state or local tax or charge, which may now be in effect or hereafter enacted or required as a charge on the compensation of participant.

(c) Neither the Plan, nor any of its provisions shall be construed as an agreement by Details to employ participant for its term or any other period, and subject to payment of additional compensation accrued to participant under the Plan, as of the end of the preceding Quarter. This Plan may be terminated by Details at any time, in the discretion of its CEO.


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
STEP 1:                                                  EXAMPLE 1           EXAMPLE 2           EXAMPLE 3
COMPUTE NET SALES
-----------------
Assume for the month ending Sept. 30, 1997             $5,900,000.00       $6,600,000.00       $7,150,000.00
Details' gross sales is: (less returns)                $  (75,000.00)      $  (40,000.00)      $  (20,000.00)
Net Sales:                                             $5,825,000.00       $6,560,000.00       $7,130,000.00

SEPT 2:
COMPUTE ADDITIONAL COMPENSATION
-------------------------------
Percentage (%) of base salary (based upon
 attaining requisite percentage (%) of
 1997 sales forecast)                                  $  140,000.00       $  140,000.00       $  140,000.00

Base Salary for Month (Base Salary/12)                 $   11,667.00       $   11,667.00       $   11,667.00

Net Sales divided by 1997 Sales Forecast
 amount for the month - additional
 compensation schedule %                                         30%                 35%                 40%

Additional compensation for month before
 any additional penalty                                $    3,500.10       $    4,083.45       $    4,666.80

STEP 3:
COMPUTE PENALTY PERCENTAGE
--------------------------
Assume that for the same period, the actual
 "Overall Yield" is computed to be                            93.50%              93.50%              92.50%
"Overall Yield" goal for the quarter is                       94.50%              94.50%              94.50%
Percentage below goal                                         -1.00%              -1.00%              -2.00%
Quality Penalty Percentage                                          5.0%                5.0%                10.0%

Also, assume that the actual "On-time
 Delivery" percentage for the month is
 96%. . . the late ship penalty will be                             1.0%                1.0%                 1.0%

Total Penalty Percentage                                            6.0%                6.0%                11.0%

STEP 4
COMPUTE NET ADDITIONAL COMPENSATION FOR MONTH
---------------------------------------------
Base Salary (month)                                    $   11,667.00       $   11,667.00       $   11,667.00
Additional Compensation %                                      30.0%               35.0%               40.0%
Less Penalty Percentage                                        -6.0%               -6.0%              -11.0%
Net Additional Compensation % for month                        24.0%               29.0%               29.0%
Additional Compensation for month                      $    2,800.08       $    3,383.43       $    3,383.43


                               Page 4 of 5 Pages
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This Plan is effective January 1, 1997.

Details, Inc.
a California Corporation



By:  /s/ James I. Swenson
     ---------------------------
     James I. Swenson
     Chief Executive Officer


     January 2, 1997
     ---------------------------
     (Date)


By acknowledgment below, participant agrees to all of the terms, provisions and conditions governing the Plan, its administration and participant's participation.

Acknowledgment:

     /s/ Michael Moisan
     ---------------------------
     Michael Moisan


     1/7/1997
     ---------------------------
     (Date)



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